In re Farmland Foods, Inc		Case No. 02-50561
A Missouri Corporation

MONTHLY OPERATING REPORT SUMMARY
FOR THE MONTH OF AUGUST, 2003

REVENUE
Gross Income		$ 128,323,976.11
Less Cost of Goods Sold		$ 87,983,801.25
Materials	$ 85,712,370.03
Direct Labor	-
Overhead	$ 2,271,431.22
Gross Profit		$ 40,340,174.86

OPERATING EXPENSES
Owner/Officer-Draws/Salaries	$ -
Other Employee Salaries	$ 16,153,102.16
Advertising and Marketing	$ 2,382,556.56
Insurance	$ 281,858.08
Payroll Taxes	$ 1,056,543.06
Lease and Rent	$ 114,908.77
Telephone and Utlities	$ 1,962,954.08
Attorney and other Professional Fees	$ 37,583.37
UST Quarterly Fees	$ -
Other Expenses	$ 13,536,278.73
Total Operating Expenses		$ 35,525,784.81
Net Income (Loss)		$ 4,814,390.05

CURRENT ASSETS
Accounts Receivable at end of month		$ 86,807,122.90
Increase (Decrease) in AR for month		$ 18,465,307.89
Inventory at end of month		$ 87,072,780.23
Increase (Decrease) in Inventory for month		$ (3,845,246.02)
Cash at end of the month		$ (6,653,567.55)
Increase (Decrease) in Cash for month		$ 947,661.29

LIABILITIES
Increase (Decrease) in pre-petition debt		$ (9,459,198.25)
Increase (Decrease) in post-petition debt		$ 2,804,735.20
Taxes Payable:
Federal Payroll Taxes	$ (1,121,383.81)
State Payroll Taxes	$ (145,834.25)
Local Payroll Taxes	$ (5,372.49)
State Sales Taxes	$ (31,256.00)
Real Estate and Personal	$ (1,658,209.00)
Property Taxes	$ (7,861.32)
Other (footnote)	$ (41,656.72)
Total Taxes Payable		$ (3,011,573.59)

Footnote:
Use Tax Payable	$ (41,656.72)